EXHIBIT (G)(3)

APPENDIX B

TO

CUSTODIAN AGREEMENT

BETWEEN

THE BANK OF NEW YORK

AND

EACH OF THE INVESTMENT

COMPANIES LISTED ON APPENDIX "A" THERETO

DATED AS OF JULY 1, 2001

The following is a list of Additional Custodians, Special Subcustodians, Foreign Subcustodians and Eligible Securities Depositories under the Custodian Agreement dated as of [Date, 200_] (the "Custodian Agreement"):

A.	ADDITIONAL CUSTODIANS
	CUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
FITERM
B.	SPECIAL SUBCUSTODIANS:
	SUBCUSTODIAN	PURPOSE
	BANK OF NEW YORK	FICASH
	CHEMICAL BANK, N.A.	THIRD PARTY REPURCHASE AGREEMENTS*
	CITIBANK, N.A.	GLOBAL BOND CERTIFICATES**

____________________________
* Chemical Bank, N.A. will act as Special Subcustodian with respect to third party repurchase agreements for the following Portfolios only:

Fund	Portfolio
FIDELITY INSTITUTIONAL CASH PORTFOLIOS	U.S. TREASURY PORTFOLIO II
FIDELITY HEREFORD STREET TRUST	SPARTAN MONEY MARKET FUND
FIDELITY SELECT PORTFOLIOS	MONEY MARKET PORTFOLIO
FIDELITY UNION STREET TRUST II	FIDELITY DAILY INCOME TRUST
SPARTAN WORLD MONEY MARKET FUND
FIDELITY PHILLIPS STREET TRUST	FIDELITY CASH RESERVES

** Citibank, N.A. will act as Special Subcustodian with respect to Global Bond Certificates for
Fidelity Advisor Series VIII: Fidelity Advisor Strategic Income Fund only.

C.	FOREIGN SUBCUSTODIANS:
COUNTRY	FOREIGN SUBCUSTODIAN	ELIGIBLE SECURITIES DEPOSITORIES
Argentina	BankBoston, N.A., Buenos Aires	Caja de Valores, S.A.
	Banco Rio de la Plata S.A., Buenos Aires	Central de Registracion y
Liquidacion de Instrumentos de
Endendamiento Publico (CRYL)

Australia	Australia and New Zealand Banking	Austraclear Limited
	Group Ltd. (ANZ), Melbourne	The Reserve Bank Information and
	National Australia Bank Ltd., Melbourne	Transfer System (RITS)
	Commonwealth Custodian Services Limited	The Clearing House Electronic Sub-register system

Austria	Creditanstalt - Bankverein,	Osterreichische Kontrollbank
	Vienna	Aktiengesellschaft (OEKB)

Bahrain	British Bank of the Middle East (BBME)

Bangladesh	Standard Chartered Bank PLC, Dhaka	None

Belgium	Banque Bruxelles Lambert,	Caisse Interprofessionnelle de Depot
	Brussels	et de Virement de Titres (CIK);
Banque Nationale de Belgique

Bermuda	Bank of Bermuda Ltd. (BBL)

Botswana	Stanbic Bank Botswana Ltd., Gabarone	None
Barclays Bank of Botswana Ltd.

Brazil	BankBoston, N.A.,	Sao Paulo Stock Exchange
	Sao Paulo	(BOVESPA/CALISPA); Sistema
Especial de Liquidacao e Custodia
(SELIC);
Rio de Janeiro Exchange (BVRJ);
Camara de Liquidacao e Custodia
S.A (CLC);
Central de Custodia e Liquidacao
Financeira de Titulos (CETIP)
Companhia Brasleira de Liquidacao e Custodia

Bulgaria	ING Bank N.V. (ING)	The Central Depository AD (and)
Bulgarian National Bank

Canada	Royal Bank of Canada	Canadian Depository for Securities,
Ltd. (CDS)

Chile	BankBoston, N.A., Santiago	Deposito Central de Valores, S.A. (DCV)

China- Shanghai	Standard Chartered Bank, Shanghai	Shanghai Securities Central Clearing
& Registration Corp. (SSCCRC)

China- Shenzhen	Standard Chartered Bank, Shenzhen	Shenzhen Securities Central Clearing
Co. (SSCC)

Colombia	Cititrust Colombia S.A., Sociedad Fiduciaria,	Deposito Central de Valores (DCV);
	Bogota	Deposito Centralizado de Valores
(DECEVAL)

Cyprus	Bank of Cyprus

Czech Republic	Ceskoslovenska Obchodnibanka,	Securities Center (SCP);
	S.A., Prague	Czech National Bank

Denmark	Den Danske Bank, Copenhagen	Vaerdipapircentralen-VP Center

Ecuador	Citibank, N.A., Quito	None

Egypt	Citibank, N.A., Cairo	Misr for Clearing, Settlement &
Depository (MCSD)

Finland	Merita Bank Ltd., Helsinki	Finnish Central Securities
Depository Limited (CSD)

France	Banque Paribas, Paris	SICOVAM;
	Credit Commercial de France, Paris	Banque de France

Germany	Dresdner Bank AG, Frankfurt	Deutsche Borse Clearing (DBC)

Ghana	Merchant Bank (Ghana) Ltd., Accra	None
Barclays Bank of Ghana Limited

Greece	Paribas - Athens	Apothetirio Titlon A.E.
The Bank of Greece

Hong Kong	The Hongkong & Shanghai Banking	Central Clearing & Settlement
System (CCASS)
The Central Money Markets Unit
(CMU)

Hungary	Citibank Budapest Rt.	Central Depository & Clearing House
(Budapest) Ltd. (KELER Ltd.)

India	Hongkong & Shanghai Banking Corp. Ltd.,	National Securities Depository
	Mumbai	Limited (NSDL)
	Deutsche Bank AG, Mumbai	Reserve Bank of India

Indonesia	Hongkong & Shanghai Banking Corp. Ltd.,	None
	Jakarta	Bank Indonesia

Ireland	Allied Irish Banks, plc., Dublin	Gilt Settlement Office (GSO);
CREST

Israel	Bank Leumi Le-Israel, B.M., Tel Aviv	Tel-Aviv Stock Exchange
(TASE) Clearinghouse Ltd.

Italy	Banca Commerciale Italiana, Milan	Monte Titoli S.p.A.;
	Banque Paribas, Milan	Banca d'Italia

Ivory Coast	Societe Generale de Banques
en Cote d'Ivoire, Abidjan

Japan	Yasuda Trust & Banking Co. Ltd.	Japan Securities Depository Center
	Fuji Bank, Ltd., Tokyo	(JASDEC);
	Bank of Tokyo - Mitsubishi, Ltd., Tokyo	Bank of Japan

Jordan	British Bank of the Middle East, Jordan, Amman	None

Kenya	Stanbic Bank Kenya Ltd., Nairobi	The Central Bank of Kenya
Barclays Bank of Kenya Ltd.

Lebanon	British Bank of the Middle East, Beirut	Midclear
The Central Bank of Lebanon

Luxembourg	Banque Internationale a Luxembourg, Luxembourg	None
Banque et Caisse d'Epargne de l'Etat Luxembourg,
Luxembourg

Malaysia	Hongkong Bank Malaysia Berhad,	Malaysian Central Depository Sdn.
	Kuala Lumpur	Bhd. (MCD)

Mauritius	HongKong & Shanghai Banking Corp., Ltd.	The Central Depository &
	Port Louis	Settlement Co. Ltd. (CDS)

Mexico	Banco Nacional de Mexico S.A., Mexico, D.F.	Institucion para el Deposito de
Valores- S.D. INDEVAL, S.A. de
C.V.

Morocco	Banque Commerciale du Maroc, Casablanca	MAROCLEAR

Namibia	Standard Bank Namibia Ltd., Windhoek	None

Netherlands	MeesPierson N.V.	Nederlands Centraal Instituut voor
Giraal Effectenverkeer BV
(NECIGEF)/KAS Associatie, N.V.
(KAS)

New Zealand	Australia and New Zealand Banking	New Zealand Securities Depository
	Group Ltd. (ANZ)	Limited (NZCDS)

Norway	Den norske Bank, Oslo	Verdipapirsentralen (VPS)

Oman	British Bank of the Middle East (BBME)	Muscat Securities Market
The Central Depository Company of
Pakistan

Pakistan	Standard Chartered Bank, Karachi	State Bank of Pakistan

Peru	Citibank, N.A., Lima	Caja de Valores (CAVAL)
Banco Central de Reserva del Peru

Philippines	Hongkong & Shanghai Banking Corp. Ltd.,	The Philippines Central Depository
Registry of Scripless Securities
	Manila	Inc. (PCD)

Poland	Bank Handlowy W. Warzawie, S.A., Warsaw	National Depository of Securities;
National Bank of Poland

Portugal	Banco Comercial Portugues, S.A.,	Central de Valores Mobiliaros
	Lisbon	(Interbolsa)

Romania	ING Bank N.V., Bucharest	National Company for Clearing,
Settlement & Depository for
Securities (SNCDD)
Bucharest Stock Exchange (BSE)
National Bank of Romania

Russia	Credit Suisse First Boston (Moscow) Ltd.	Moscow Interbank Currency
	United Export Bank, Moscow	Exchange Clearinghouse (MICEX)
National Depository Center
Rosvneshtorgbank

Singapore	United Overseas Bank, Singapore	Central Depository Pte Ltd. (CDP)
	The Development Bank of Singapore Ltd.,	Monetary Authority of Singapore
Singapore

Slovak Republic	Ceskowslovenska Obchodna Banka, A.S.,	Stredisko Cennych Papierov (SCP);
	Bratislava	National Bank of Slovakia (NBS)

Slovenia	Banka Creditanstalt D.D., Ljubljana	Central Klirnisko Depotna
Druzba d.d. (KDD)

South Africa	Standard Bank of South Africa Ltd.,	Central Depository (Pty) Ltd. (CD)
	Johannesburg	STRATE
Standard Corporate & Merchant Bank

South Korea	Standard Chartered Bank, Seoul	Korean Securities Depository (KSD)

Spain	Banco Bilbao Vizcaya,	Servicio de Compensaci´n y
	Madrid	Liquidación de Valores (SCLV);
Banco de Espana

Sri Lanka	Standard Chartered Bank, Colombo	Central Depository System, (Pvt)
Limited (CDS)

Swaziland	Stanbic Bank Swaziland Ltd., Mbabane	None

Sweden	Skandinaviska Enskilda Banken, Stockholm	Vardepappercentralen VPC AB

Switzerland	Bank Leu Ltd., Zurich	Schweizerische Effecten- Giro A. G.
	Union Bank of Switzerland, Zurich	(SEGA)
Credit Suisse First Boston

Taiwan	Hongkong and Shanghai Banking Corp., Ltd.,	Taiwan Securities Central Depository
Central Bank of China
	Taipei	Co., Ltd., (TSCD)

Thailand	Standard Chartered Bank, Bangkok	Thailand Securities Depository
	Bangkok Bank Public Company	Company (TSD)
Limited, Bangkok

Transnational		Cedel Bank Societe Anonyme,
Luxembourg
Euroclear Clearance System
Societe Cooperative, Belgium

Turkey	Citibank, N.A., Instanbul	Takas ve Saklama A.S., (TvS);
	Osmanli Bankasi A.S.	Central Bank of Turkey
(Ottoman Bank) Instanbul

United Kingdom	The Bank of New York, London	Central Gilts Office (CGO)
Central Moneymarkets Office (CMO)
CREST

Uruguay	BankBoston, N.A., Montevideo	None

Venezuela	Citibank, N.A., Caracas	The Caja Venezolana de Valores
(CVV)
Central Bank of Venezuela

Zambia	Stanbic Bank Zambia Ltd., Lusaka	Lusaka Stock Exchange
	Barclays Bank of Zambia Ltd.	Bank of Zambia

Zimbabwe	Stanbic Bank Zimbabwe Ltd., Harare	None
Barclays Bank of Zimbabwe Ltd.
\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	EACH OF THE INVESTMENT COMPANIES LISTED ON APPENDIX "A" TO THE CUSTODIAN AGREEMENT, ON BEHALF OF EACH OF THEIR RESPECTIVE PORTFOLIOS

By: /s/Maria Dwyer
Name: Maria Dwyer
Title: Deputy Treasurer